Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, 333-157545, 333-165033, 333-166581 and 333-172447) and Form S-3 (Nos. 333-159811, 333-165024, and 333-175358) of Equinix, Inc. of our report dated February 24, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 24, 2012